[MORRISON & FOERSTER LLP LETTERHEAD]


                                 August 27, 1997



The Capitol Mutual Funds
111 Center Street
Little Rock, Arkansas  72201

         Re:    Units of Beneficial Interest in the
                Funds of The Capitol Mutual Funds
                (d/b/a Nations Institutional Reserves)

Ladies and Gentlemen:

         We refer to Post-Effective Amendment No. 20 and Amendment No. 21 to the Registration Statement on Form N-1A (SEC File Nos. 33-33144; 811-6030) (the "Registration Statement") of The Capitol Mutual Funds (the "Trust") relating to the registration of an indefinite number of units of Beneficial Interest in Funds of the Trust (collectively, the "Shares").

         We have been requested by the Trust to furnish this opinion as
Exhibit 10 to the Registration Statement.

         We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

              Based upon and subject to the foregoing, we are of the opinion that:

         The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action, and assuming delivery by sale or in accord with the dividend reinvestment plan of each of the Trust's portfolios in accordance with the

The Capitol Mutual Funds
August 27, 1997
Page 2



description set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

         In addition, we hereby consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information, and the description of advice rendered by our Firm under the heading "How The Funds Are Managed" in the Prospectuses, which are included as part of the Registration Statement.

                                                    Very truly yours,

                                                    /s/ MORRISON & FOERSTER LLP

                                                    MORRISON & FOERSTER LLP